       As filed with the Securities Exchange Commission on July 20, 2001
                                       Registration Statement File No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           SKY FINANCIAL GROUP, INC.
            (Exact name of registrant as specified in its charter)

                  Ohio                                           34-1372535
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

        221 South Church Street
          Bowling Green, Ohio                                       43402
(Address of Principal Executive Offices)                         (Zip Code)


           SKY FINANCIAL GROUP, INC. PROFIT SHARING AND 401(K) PLAN
                           (Full title of the plan)

                         W. Granger Souder, Jr., Esq.
            Executive Vice President, General Counsel and Secretary
                           Sky Financial Group, Inc.
                            221 South Church Street
                           Bowling Green, Ohio 43402
                    (Name and address of agent for service)

                                (419) 327-6300
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------------
Title of each class of          Amount to be         Proposed maximum       Proposed maximum aggregate         Amount of
 securities to be               registered/1/,/2/   offering price per            offering price/3/        registration fee/3/
 registered/1/,/2/                                        share/3/
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, without         1,000,000 shares            $19.06                   $19,060,000                    $4765
par value
-----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein. No registration fee is payable with respect to such interests, in accordance with Rule 457(h)(2).

(2) Includes rights ("Rights") issuable pursuant to the Rights Agreement between the Registrant's predecessor, Citizens Bancshares, Inc. and The Citizens Banking Company, as Rights Agent dated as of July 21, 1998. Rights are currently attached to and traded with the Common Stock (including the shares registered hereunder). The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

(3) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of the Registrant's Common Stock on July 18, 2001, as reported on the Nasdaq National Market.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Sky Financial Group, Inc., an Ohio corporation (the "Registrant") will deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the Sky Financial Group, Inc. Profit Sharing and 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "1933 Act"). Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

     (a) The Plan's Annual Report on Form 11-K for the year ended December 31, 2000;

     (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (d) The description of the Registrant's Common Stock, without par value, contained in the Registrant's Registration Statement on Form S-4, as amended by Amendment No. 1 on Form S-4/A filed on October 14, 1998, including any amendment thereto or report filed with the Commission for the purpose of updating such description;

     (e) The description of the Rights contained in the Registration Statement on Form S-4 (File No. 333-60741) filed by the Registrant's predecessor, Citizens Bancshares, Inc., on August 5, 1998; and

     (f) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the 1934 Act.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Code of Regulations provides that the Registrant shall indemnify any director or officer and any former director or officer and any such director or officer who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors, and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by law.

     In addition, the Registrant has indemnification agreements with each of its directors and executive officers which expand such indemnitees' rights in the event that Ohio law and the Registrant's Code of Regulations are changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of the Registrant.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9.   Undertakings.

    (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
          Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, and the State of Ohio, on this 19th day of July, 2001.

                                      SKY FINANCIAL GROUP, INC.


                                      By:  /s/ W. Granger Souder, Jr.
                                           --------------------------
                                           W. Granger Souder, Jr.
                                           Executive Vice President, General
                                           Counsel and Secretary

                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Marty E. Adams and W. Granger Souder, Jr., and each or either of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the 1933 Act and any requirements of the filing with the Commission of the Registration Statement under the 1933 Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to any amendments to the Registration Statement (including post-effective amendments) and additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                               TITLE                                            DATE

/s/ Marty E. Adams                      Chairman of the Board, President and         July 18, 2001
------------------------------------    Chief Executive Officer (Principal
Marty E. Adams                          Executive Officer)

/s/ Kevin T. Thompson                   Chief Financial Officer and Chief            July 18, 2001
------------------------------------    Accounting Officer (Principal Financial
Kevin T. Thompson                       and Accounting Officer)

/s/ George N. Chandler, II              Director                                     July 18, 2001
------------------------------------
George N. Chandler, II

/s/ Robert C. Duvall                    Director                                     July 18, 2001
------------------------------------
Robert C. Duvall

/s/ D. James Hilliker                   Director                                     July 18, 2001
------------------------------------
D. James Hilliker



/s/ Richard R. Hollington                Lead Director                                July 18, 2001
------------------------------------
Richard R. Hollington


/s/ Fred H. Johnson, III                 Director                                     July 18, 2001
------------------------------------
Fred H. Johnson, III


/s/ Jonathan A. Levy                     Director                                     July 18, 2001
------------------------------------
Jonathan A. Levy


/s/ James C. McBane                      Director                                     July 18, 2001
------------------------------------
James C. McBane


/s/ Gerard P. Mastroianni                Director                                     July 18, 2001
------------------------------------
Gerard P. Mastroianni


/s/ Thomas J. O'Shane                    Senior Executive Vice President,             July 18, 2001
------------------------------------     Community Banking CEO and Director
Thomas J. O'Shane


/s/ Edward J. Reiter                     Senior Chairman and Director                 July 18, 2001
------------------------------------
Edward J. Reiter


/s/ Gregory L. Ridler                    Director                                     July 18, 2001
------------------------------------
Gregory L. Ridler


/s/ Emerson J. Ross, Jr.                 Director                                     July 18, 2001
------------------------------------
Emerson J. Ross, Jr.


/s/ C. Gregory Spangler                  Director                                     July 18, 2001
------------------------------------
C. Gregory Spangler


/s/ Robert E. Spitler                    Director                                     July 18, 2001
------------------------------------
Robert E. Spitler


/s/ Joseph W. Tosh, II                   Director                                     July 18, 2001
------------------------------------
Joseph W. Tosh, II

     The Plan. Pursuant to the requirements of the 1933 Act, the Sky Financial Group, Inc. Benefits Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, and the State of Ohio, on this 19th day of July, 2001.


                                      SKY FINANCIAL GROUP, INC.
                                      PROFIT SHARING AND 401(K) PLAN


                                      By: Sky Financial Group, Inc. Benefits
                                          Plan Committee

                                      By:   /s/ W. Granger Souder, Jr.
                                           ----------------------------------

                                        Name: W. Granger Sounder, Jr.
                                              -------------------------------

                                        Title:  Executive Vice President,
                                                General Counsel and Secretary
                                                -----------------------------

                                 EXHIBIT INDEX
                                 -------------


    Exhibit
    Number           Description of Exhibit
    -------          ----------------------

      4.1 The Registrant's Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

      4.2 The Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

      4.3 Shareholder Rights Agreement dated as of July 21, 1998, between Citizens Bancshares, Inc., the Registrant's predecessor, and The Citizens Banking Company, as Rights Agent (incorporated by reference to Exhibit 4 of the Form S-4 Registration Statement (No. 333-60741) of Citizens Bancshares, Inc., the Registrant's predecessor.

        5 Compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

       23            Consent of Crowe, Chizek and Company LLP.

       24 Powers of Attorney (included on the signature page of this Registration Statement).